UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material under §240.14a -12

BIOSPECIFICS TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: ______________________________

(2)	Aggregate number of securities to which transaction applies: ______________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________________________________________

(4)	Proposed maximum aggregate value of transaction: ______________________________________

(5)	Total fee paid: __________________________________________________________________

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _________________________________________________________

(2)	Form, Schedule or Registration Statement No.: _________________________________________

(3)	Filing Party: ___________________________________________________________________

(4)	Date Filed: ____________________________________________________________________

BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563
516-593-7000

April 30, 2010

Dear Stockholder:

On behalf of the Board of Directors of BioSpecifics Technologies Corp. (the “Company”), I invite you to attend our 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). The 2010 Annual Meeting will be held on Thursday, June 17, 2010, at 11:00 a.m., Eastern Daylight Time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022.

The matters to be voted upon at the 2010 Annual Meeting are listed in the Notice, and more fully described in the Proxy Statement, accompanying this letter.

At the 2010 Annual Meeting, you will be provided an opportunity to ask questions regarding the matters to be voted upon, gain an up-to-date perspective on the Company and its activities and meet the directors of the Company.

We know that many of our Company’s stockholders (each a “Stockholder” and collectively, the “Stockholders”) will be unable to attend the 2010 Annual Meeting in person. We, therefore, are soliciting proxies so that each Stockholder has an opportunity to vote on the matters that are scheduled to come before the Stockholders at the 2010 Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote and submit your proxy by signing, dating and returning your Proxy Card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the time it is voted at the 2010 Annual Meeting. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in the Company. We look forward to seeing you at the 2010 Annual Meeting.

If you have any questions about the Proxy Statement, please contact me at (516) 593-7000.

Sincerely,

/s/ Thomas L. Wegman
Thomas L. Wegman
President

BIOSPECIFICS TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 17, 2010

To the Stockholders of BIOSPECIFICS TECHNOLOGIES CORP.:

Notice is hereby given that the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), will be held on Thursday, June 17, 2010, at 11:00 a.m., Eastern Daylight Time, at the offices of Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 for the following purposes:

1.	To elect two persons to the Board of Directors of the Company, each to serve as specified in the attached Proxy Statement or until such person resigns, is removed, or otherwise leaves office;

2.	To ratify the selection of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm for the 2010 fiscal year;

3.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, in order to increase the number of the Company’s authorized shares of common stock from 10,000,000 to 20,000,000; and

4.	To transact such other business as may properly come before the 2010 Annual Meeting or any adjournment thereof.

Only the Company’s stockholders of record at the close of business on April 19, 2010 are entitled to this notice (this “Notice”) and to vote at the 2010 Annual Meeting and any adjournment thereof.

A Proxy Statement more fully describing the matters to be considered at the 2010 Annual Meeting is attached to this Notice. Copies of our 2009 Annual Report on Form 10-K (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission) accompany this Notice, but are not deemed to be part of the Proxy Statement.

It is important that your shares be represented at the meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning the accompanying Proxy Card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the meeting, please mark the accompanying Proxy Card in the space provided and return it to us. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the meeting, please ask the bank, broker or other institution that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

By Order of the Board of Directors,

/s/ Thomas L. Wegman
Thomas L. Wegman
President

April 30, 2010

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting

The Notice, Proxy Statement, Proxy Card and our 2009 Annual Report on Form 10-K are available at http://otccorporatetransferservice.com/proxy_docs.

BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563
__________

PROXY STATEMENT
__________

This Proxy Statement (the “Proxy Statement”) and the accompanying Proxy Card (the “Proxy Card”) are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of BioSpecifics Technologies Corp., a Delaware corporation (the “Company,” “BioSpecifics” or “we”), for the 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”). The 2010 Annual Meeting will be held at 11:00 a.m., Eastern Daylight Time, on Thursday, June 17, 2010, and at any adjournment thereof, at the office of Bingham McCutchen LLP, 399 Park Avenue, New York, New York, 10022.

The approximate date on which the Proxy Statement and Proxy Card are intended to be sent or given to the Company’s stockholders (each a “Stockholder” and collectively, the “Stockholders”) is April 30, 2010.

The purposes of the 2010 Annual Meeting are to seek Stockholder approval of the following three proposals: (i) electing two directors to the Board, (ii) ratifying the selection of the Company’s independent registered public accounting firm for the 2010 fiscal year and (iii) approving an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of the Company’s authorized shares of common stock, $0.001 par value (“Common Stock”), from 10,000,000 to 20,000,000 (the “Amendment”). Approval of the Amendment will result in the Company having sufficient authorized share capital to, among other things, effectuate a two-for-one forward stock split, in the form of a dividend, pursuant to which each holder of Common Stock of the Company as of the forward stock split record date will receive an additional share of the Company’s Common Stock for each share of Common Stock held by such Stockholder as of such date.

Who May Vote

Stockholders of record of our Common Stock as of the close of business on April 19, 2010 (the “Record Date”) are entitled to notice and to vote at the 2010 Annual Meeting and any adjournment thereof. As of the Record Date, we had issued and outstanding 6,264,551 shares of Common Stock. We have no other securities entitled to vote at the meeting.

A list of Stockholders entitled to vote at the 2010 Annual Meeting will be available at the 2010 Annual Meeting, and will also be available for ten (10) days prior to the 2010 Annual Meeting, during regular office hours, at the executive offices of the Company, located at 35 Wilbur Street, Lynbrook, New York, 11563, by contacting the President of the Company.

If you hold your shares through a bank, broker or other institution and you do not provide voting instructions to them prior to the annual meeting, such bank, broker or other institution has the discretion to vote your shares at the 2010 Annual Meeting only with respect to routine matters. The bank, broker or institution that holds your shares, however, cannot vote your shares on non-routine matters. We refer to this as a “broker non-vote.” For purposes of the 2010 Annual Meeting, the only routine matter on the agenda is Proposal 2, the ratification of the selection of the Company’s independent registered public accounting firm. All other matters on the 2010 Annual Meeting agenda are non-routine matters. Therefore, we strongly encourage you to provide instructions to your broker, bank or other institution, as the case may be, regarding the voting of your shares with respect to all Proposals on the 2010 Annual Meeting agenda, especially Proposal 1, the election of directors, and Proposal 3, the Amendment.

The presence at the 2010 Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the 2010 Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present. Broker non-votes will also be counted for purposes of establishing a quorum.

Voting Your Proxy

You may vote by completing and signing the Proxy Card and mailing it in the enclosed postage-paid envelope.

Complete instructions are included on the Proxy Card. If your shares are held through a bank, broker or other institution, you should refer to information forwarded to you by such holder of record for your voting options. If your shares are registered in the name of a bank, broker or other institution, you may be eligible to vote your shares electronically over the Internet or by telephone. If your voting form does not reference Internet or telephone voting information, please complete and return the accompanying paper Proxy Card in the enclosed, self-addressed, postage-paid envelope.

The shares represented by any proxy duly given will be voted at the 2010 Annual Meeting in accordance with the instructions of the Stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, FOR the ratification of the selection of the Company’s independent registered public accounting firm for the 2010 fiscal year and FOR the approval of the Amendment. In addition, if other matters come before the 2010 Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. Directors are elected by a plurality of votes cast by Stockholders entitled to vote at the meeting. The affirmative vote of a majority of the shares cast at the 2010 Annual Meeting is required to ratify the selection of the Company’s independent registered public accounting firm for the 2010 fiscal year. Approval of the Amendment, however, will require the affirmative vote of a majority of the Company’s issued and outstanding Common Stock.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Company’s President at the address of our principal office set forth above, or your attendance and voting in person at the 2010 Annual Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the 2010 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2010 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2010 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

You are requested, regardless of the number of the shares you own or your intention to attend the 2010 Annual Meeting, to sign and return the Proxy Card in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, by phone through agents of the Company, or the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally, by telephone, facsimile or mail. The Company plans to utilize MacKenzie Partners, Inc. to solicit proxies and the estimated cost for such solicitation services are not anticipated to exceed $30,000. The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2009 Annual Report on Form 10-K (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission (the “SEC”) the “2009 Annual Report”) and Proxy Statement for the 2010 Annual Meeting will be delivered to an address where two or more Stockholders reside unless we have received contrary instructions from a Stockholder residing at such address. A separate Proxy Card will be delivered to each Stockholder at the shared address.

If you are a Stockholder who lives at a shared address and you would like additional copies of the 2009 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, please contact Thomas L. Wegman, President, BioSpecifics Technologies Corp., 35 Wilbur Street, Lynbrook, New York 11563, telephone number (516) 593-7000, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon, except to the extent that a director is named as a nominee for election to the Board.

Directors and Executive Officers

Set forth below are the names of our current directors and officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

THOMAS L. WEGMAN. Mr. Wegman, age 55, has served as an officer of the Company for more than 15 years. He is our current President and has served as our President since October 17, 2005. Prior to such appointment, he served as the Executive Vice President of the Company. Effective in 1994, Mr. Wegman became a director on the Board of the Company and has served as such since that time. He has over 30 years of experience in the bio-pharmaceutical industry that encompasses managing company operations and drug development, licensing, and registration. From 1978 thru 1983, Mr. Wegman managed the production, marketing and foreign registration activities related to an avian vaccine business. Mr. Wegman has been instrumental in licensing technologies from universities for use by the Company. He is the author of a number of U.S. and foreign patents in the life sciences field. Mr. Wegman received his B.A. from Boston University in 1977. Mr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman, who passed away on February 16, 2007. Mr. Wegman is the brother of Dr. Mark Wegman and the stepson of Toby Wegman, both of whom are currently directors of the Company.

HENRY MORGAN. Mr. Morgan, age 89, is currently a director on the Board and has served as a director of the Company since 1990, with the exception of a few interim months. He has been a practicing attorney for more than 50 years. Prior to his work as an attorney, he was employed in the insurance industry as an auditor and agent. His law practice is in the defense of corporations and individuals for claims asserted against them that allege professional errors and omissions, defective products, insurance coverage issues and employment related disputes. Mr. Morgan is a member of the Essex County, New Jersey State and American Bar Associations, the International Association of Defense Counsel and the Defense Research Institute. He received his B.A. and J.D. degrees from Rutgers, The State University of New Jersey. Mr. Morgan is nominated for re-election at the 2010 Annual Meeting.

DR. PAUL GITMAN. Dr. Gitman, age 69, is currently a director on the Board and has served as a director of the Company since 1990. He is board certified by the American Board of Internal Medicine and the American Board of Quality Assurance and Utilization Review. Following 25 years in private medical practice, he joined the fulltime faculty of Long Island Jewish Medical Center where he was Medical Director and later Vice President of Medical Affairs for the North Shore Long Island Jewish Health System until 2009. Dr. Gitman is currently an Associate Professor of Medicine at Albert Einstein College of Medicine as well as the Vice Chairman of the Medical Society of the State of New York’s Committee for Physician’s Health. He has served on the New York State Board of Medicine for 10 years and on various New York State Committees and Task Forces. He is past President of both the New York Chapter of the American College of Physicians and the Medical Society of the County of Queens. Dr. Gitman received his medical degree from Boston University School of Medicine.

MICHAEL SCHAMROTH. Mr. Schamroth, age 70, is currently a director on the Board and has served as a director of the Company since 2004. He has been a partner of M. Schamroth & Sons in New York City for over 40 years. As a principal in this fourth-generation international diamond house, Mr. Schamroth has extensive experience in dealing with all aspects of the trade, from manufacturing to sales. He has been a member of the Diamond Manufacturers and Importers Association since 1964, and has served on the Nominating and Building Committees of the Diamond Dealers Club. In addition, Mr. Schamroth has served as a member of the Board of South Nassau Communities Hospital since 1976, the Board of the Winthrop-South Nassau University Health System since 1993 and the Board of Sound Bank of North Carolina since 2002. He has been a member of the Miami University Business Advisory Board since 1984 and served as its Chairman from 1987-1988. He received his B.S. in Business from Miami University, Oxford, Ohio. Mr. Schamroth is nominated for re-election at the 2010 Annual Meeting.

TOBY WEGMAN. Ms. Wegman, age 75, is currently a director on the Board and has served as a director of the Company since June 25, 2007. Ms. Wegman is the widow of our former CEO and Chairman, Edwin H. Wegman. Ms. Wegman has had a range of business-related work experiences. For five years she owned and operated a women’s apparel business and prior to that managed a women’s retail clothing operation. She had also been actively involved in the management of Edwin H. Wegman’s business interests and finances for many years. Ms. Wegman is the stepmother of Thomas L. Wegman and Dr. Mark Wegman, both of whom are currently directors of the Company. Ms. Wegman is a member of the Lion of Judah, and a lifetime member of both the National Council of Jewish Women and HADASSAH.

DR. MARK WEGMAN. Dr. Wegman, age 60, is currently a director on the Board and has served as a director of the Company since June 25, 2007. He joined International Business Machines (“IBM”) in 1975 where Dr. Wegman is currently Chief Scientist Software Technology with world wide responsibilities in IBM’s research laboratories. Dr. Wegman is recognized for his significant contributions to computer algorithms and compiler optimization that have deeply influenced many areas of computer science and practice. This work was recognized by the Special Interest Group On Programming Languages in 2006 with its Programming Languages Achievement Award. He is an IBM Fellow, which is IBM’s highest technical honor. Dr. Wegman is the author of over 30 publications in the field of Computer Science. Earlier this year, Dr. Wegman was elected to the membership of the National Academy of Engineers. Dr. Wegman received his doctorate in Computer Science from the University of California, Berkeley. Dr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman. Dr. Wegman is the brother of Thomas L. Wegman, a current director and President of the Company, and the stepson of Toby Wegman, a current director of the Company.

DR. MATTHEW GELLER. Dr. Geller, age 61, is currently a director on the Board and has served as a director of the Company since September 23, 2008. Dr. Geller also currently serves as president of Geller Biopharm, Inc., where he focuses on advisory relationships, mergers, acquisitions and sales of biotechnology companies, and as a registered representative with Reedland Securities, where he is engaged in financial transactions for health care companies. From 2006 to 2008, Dr. Geller served as the head of healthcare banking at Rodman and Renshaw, during which period the group that he managed was consistently ranked #1 on the Street for PIPES and registered direct financial raises for healthcare companies. From 1994 to 2005, Dr. Geller was a managing Director and Senior Biotechnology analyst at Oppenheimer and CIBC World Markets. In connection with these positions, Dr. Geller was named one of the best stock-pickers in biotechnology in the Wall Street Journal’s Best on the Street Analysts Survey, was selected by Institutional Investor magazine as a member of its All-Star Home-Run hitters research team and has been a member of the publication’s All-America Research team. Also, he consistently had the #1 rating for client service. Dr. Geller is often quoted in industry and general press, including the Wall Street Journal and the New York Times, and has made frequent television appearances on CNBC, Bloomberg television and CNN. He has served as a consultant to venture capital firms, biotech companies and portfolio managers and analysts. Dr. Geller has also served as a professor at the University of California, Berkeley, Duke University and the University of Michigan, Ann Arbor. Dr. Geller earned his bachelors degree with advanced standing in mathematics from Yale University in 1969, his master’s degree in mathematics from the University of California, San Diego in 1971, and his Ph.D. in computer science from the University of California, Berkeley in 1974.

EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid to our named executive officers for the two years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name And Principal	Year	Salary	Bonus	Stock	Option	All Other	Total
Position		($)	($)	Awards	Awards	Compensation	($)
				($)	($)	($)
Thomas L. Wegman	2009	277,083(2)	-	-	-	2,538(3)	279,620
President, Principal Executive Officer and Principal Financial Officer (1)
	2008	250,000	-	-	-	4,891(4)	254,891

(1)	Thomas L. Wegman also serves as the President of the Company’s wholly-owned subsidiary, Advance Biofactures Corporation, for no additional compensation.

(2)

Includes (i) $114,583 paid by the Company to Thomas L. Wegman pursuant to the Wegman Employment Agreement (as defined below) prior to June 17, 2009, and (ii) $162,500 paid by the Company to Thomas L. Wegman pursuant to the Wegman Employment Agreement from and after June 17, 2009.

(3)	Includes $2,538 for the cost of the vehicle leased by the Company for use by Mr. Wegman.

(4)

Includes (i) $3,000 of reimbursement in legal fees incurred by Thomas L. Wegman in connection with the negotiation of the Wegman Employment Agreement, and (ii) $1,891 for the cost of the vehicle leased by the Company for use by Mr. Wegman.

Narrative Disclosure to Summary Compensation Table

Thomas L. Wegman

On September 6, 2006, as an incentive for attaining certain goals for the Company, the non-employee members of the Board granted to Thomas L. Wegman non-qualified stock options to acquire 100,000 shares of common stock of the Company at an exercise price equal to $0.83 per share (100% of the closing sales price of the common stock on the grant date) and expiring ten years from the vesting date. The options are to vest in two installments if the Company achieves certain objectives set by the Board.

On October 24, 2007, upon the Company becoming current in its SEC filings, 50,000 of the 100,000 non-qualified stock options granted to Thomas L. Wegman on September 6, 2006 vested. On April 1, 2010, upon the fulfillment by the Company of certain goals, the remaining 50,000 of the 100,000 non-qualified stock options granted to Mr. Wegman on September 6, 2006 vested.

On August 5, 2008, the Board awarded contingent options to purchase 50,000 shares of Common Stock to Thomas L. Wegman at an exercise price of $21.00 per share (100% of the closing sales price of the Common Stock on the grant date), which shall vest upon the achievement by the Company of certain goals set by the Board. As of the date of this Proxy Statement, none of the 50,000 contingent options have vested.

On August 5, 2008 the Board approved up to $3,000 of reimbursement in legal fees incurred by Thomas L. Wegman in connection with the negotiation of his employment agreement.

Executive Employment Agreement

On August 5, 2008, the Company entered into an Executive Employment Agreement with Thomas L. Wegman (the “Wegman Employment Agreement”). The Wegman Employment Agreement superseded the Change of Control Agreement dated June 18, 2007 between the Company and Mr. Wegman. Under the Wegman Employment Agreement, Mr. Wegman will serve as the President and Principal Executive Officer of the Company for a two year period commencing on August 5, 2008. Upon the expiration of the initial two year term, the Wegman Employment Agreement will run for successive one year terms until terminated by the Company or Mr. Wegman at the end of the then current term upon 90 days prior notice of the termination to the other party. Initially, the Wegman Employment Agreement provided that Mr. Wegman would earn a base compensation equal to $250,000 per year and receive an automobile allowance of $350 per month, plus reimbursement of expenses incurred on the Company’s behalf. On June 17, 2009, however, the Company’s Compensation Committee unanimously approved and declared effective an increase in Mr. Wegman’s base salary from $250,000 to $300,000 per year. Mr. Wegman will also be eligible to receive stock options, restricted stock or other equity awards at the discretion of the Board or the Compensation Committee.

If the Company terminates Mr. Wegman’s employment without Cause (defined below) or Mr. Wegman resigns from his employment with the Company for Good Reason (defined below), then Mr. Wegman is entitled to: (i) a lump sum payment equal to (a) the average of Mr. Wegman’s annual base salary and bonuses paid by the Company to Mr. Wegman over the five (5) years prior to the time of such termination, multiplied by (b) three (3), payable not later than thirty (30) days after the date of termination; (ii) continuation of his participation in the Company’s benefit plans for eighteen (18) months following termination, at the highest level provided to Mr. Wegman during the period immediately prior to the termination and at no greater cost than the cost he was paying immediately prior to such termination; (iii) 100% of any options to purchase shares of Common Stock of the Company then held by Mr. Wegman, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination; and (iv) if, on the date immediately preceding the effective date of such termination, Mr. Wegman then holds shares of Common Stock that are subject to restrictions on transfer issued to Mr. Wegman in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

If Mr. Wegman’s employment with the Company terminates voluntarily without Cause by Mr. Wegman, for Cause by the Company or due to Mr. Wegman’s death or disability, then Mr. Wegman is not entitled to any severance.

Mr. Wegman’s receipt of any severance will be subject to him signing and not revoking a customary release of claims. No severance will be paid or provided until the release becomes effective and any period to revoke the same has expired. In addition, if Mr. Wegman engages in Specified Conduct (defined below) during the 12 month period following his termination (the “Severance Period”) or has breached any other agreement with the Company relating to nondisclosure of confidential information, in addition to other remedies available to the Company, the Company may seek disgorgement from Mr. Wegman of a sum equal to (A) the sum of all payments made by the Company to or on behalf of Mr. Wegman as severance, multiplied by (B) a fraction, the numerator of which is (1) the number of calendar months that comprise Mr. Wegman’s Severance Period, less (2) the number of calendar months elapsed from the date of Mr. Wegman’s termination of employment to the date of such breach or the first date Mr. Wegman engages in Specified Conduct, and the denominator of which is the number of calendar months that comprise Mr. Wegman’s Severance Period.

Under the Wegman Employment Agreement:

“Cause” means (i) a willful failure to carry out a proper directive of the Board, (ii) a willful act of gross misconduct that injures the Company, (iii) a material breach of the Agreement, (iv) a material breach of the Secrecy Agreement dated January 11, 2007 by and between Mr. Wegman and the Company (the “Secrecy Agreement”), (v) a willful material violation of federal or state laws which materially injures the Company, or (vi) a conviction or plea of guilty or no contest to a felony involving moral turpitude.

A termination by Mr. Wegman for “Good Reason,” means a termination within two years or less following: (i) a material reduction in his base salary, (ii) a material reduction in his authority, duties, or responsibilities, (iii) a material reduction in his superior's authority, duties, or responsibilities, (iv) a material reduction in the budget over which he has authority, (v) a material change in the geographic location where he must perform services, or (vi) a material breach by the Company of the Agreement.

“Specified Conduct” means (i) unauthorized disclosure of confidential information in violation of the Secrecy Agreement, (ii) engagement, directly or indirectly, in any business that is competitive with the businesses of the Company at the time of Mr. Wegman’s termination (other than less than 5% ownership of a public company), (iii) Mr. Wegman’s hiring, directly or indirectly, of any individual who was an employee or consultant of the Company within the six (6) month period prior to his termination of employment, or his soliciting or inducing, directly or indirectly, of any such individual to terminate his or her employment or consultancy with the Company, unless such person was previously terminated by the Company, or (iv) his solicitation, directly or indirectly, of any individual who was partner, customer, or vendor of the Company within the six (6) month period prior to Mr. Wegman’s termination of employment, to terminate or otherwise limit or reduce his or her relationship with the Company.

A copy of the Wegman Employment Agreement was filed on Form 8-K with the SEC on August 8, 2008. The foregoing descriptions of the Wegman Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of	Number of	Equity Incentive	Option	Option
	Securities	Securities	Plan Awards:	Exercise Price	Expiration
	Underlying	Underlying	Number of	($)	Date
	Unexercised	Unexercised	Securities
	Options (#)	Options (#)	Underlying
	Exercisable	Unexercisable	Unexercised
			Unearned
			Options (#)
Thomas L. Wegman	1,500 (1)	-	-	4.38	1/14/2008
President	1,800 (1)	-	-	4.25	10/12/2008
	2,500 (1)	-	-	4.00	12/30/2008
	20,000	-	-	1.00	12/26/2010
	50,000	-	-	1.00	4/18/2011
	45,000	-	-	1.00	9/29/2012
	100,000	-	-	1.00	1/22/2016
	25,000	-	-	.83	9/5/2016
	50,000	-	-	.83	10/23/2017
	50,000	-	50,000	21.00	8/4/2018
	50,000	-	-	.83	04/01/2020

(1)

Thomas L. Wegman’s options to purchase 1,500, 1,800 and 2,500 shares expired on January 14, 2008, October 12, 2008 and December 30, 2008, respectively. Mr. Wegman did not receive any value for the expiration of such options.

Director Compensation(1)

Name	Fees	Option	All Other	Total
	Earned or	Awards	Compensation	($)
	Paid in	($) (3)	($)
	Cash
	($)

Henry Morgan(2)	20,000	252,168	-	272,168
Dr. Paul Gitman(2)	20,000	252,168	-	272,168
Michael Schamroth(2)	20,000	252,168	-	272,168
Dr. Matthew Geller(2)	20,000	317,178	-	337,178
Dr. Mark Wegman(2)	-	170,154	-	170,154
Toby Wegman(2)	-	83,550	-	83,550

(1)	Thomas L. Wegman serves as our President and received no additional compensation to serve on the Board as a director during 2009.

(2)

As of December 31, 2009, (i) Mr. Morgan had, in the aggregate, options to purchase 164,425 shares of Common Stock, (ii) Dr. Gitman had, in the aggregate, options to purchase 164,425 shares of Common Stock, (iii) Mr. Schamroth had, in the aggregate, options to purchase 109,000 shares of Common Stock, (iv) Dr. Geller had, in the aggregate, options to purchase 45,000 shares of Common Stock, (v) Dr. Mark Wegman had, in the aggregate, options to purchase 30,000 shares of Common Stock and (vi) Toby Wegman had, in the aggregate, options to purchase 30,000 shares of Common Stock.

(3)

Amounts listed in this column reflect the compensation cost recognized for financial statement purposes during 2009 for the stock awards held by the named director calculated in accordance with FASB ASC Topic 718 and using a Black-Scholes valuation model. The stock-based compensation expense recognized under FASB ASC Topic 718 for the year ended December 31, 2009 was determined using the Black-Scholes option valuation model. Option valuation models require the input of subjective assumptions and these assumptions can vary over time. The following assumptions were used in 2009 for stock options granted in June and September:

	2009

	June	September
Stock Option Plans
Expected life, in years	5.0	5.0
Risk free interest rate	2.9%	1.9%
Volatility	80%	73%
Dividend yield	—	—

 Narrative Disclosure to Director Compensation Table

On June 25, 2008 the Board awarded options to purchase 15,000 shares of Common Stock to each of Dr. Mark Wegman and Toby Wegman at an exercise price of $17.00 per share (100% of the closing sales price of the Common Stock on the grant date), which vest over the course of one year and expire ten years from the grant date. The options were granted as compensation for serving as non-employee directors.

On June 25, 2009, the Board awarded options to purchase 15,000 shares of Common Stock to Dr. Mark Wegman at an exercise price of $20.95 per share (100% of the closing sales price of the Common Stock on the grant date), which vest over the course of one year and expire ten years from the grant date. The options were granted in order to recognize the service of Dr. Wegman on the Intellectual Property Committee.

On September 8, 2009, the non-independent directors of the Board (Tom Wegman, Toby Wegman and Dr. Mark Wegman) made a one time grant of options to purchase 15,000 shares of Common Stock to certain of the Company’s independent directors (Henry Morgan, Dr. Paul Gitman and Michael Schamroth) at an exercise price of $26.43 per share (100% of the closing sales price of the Common Stock on the grant date), which vest over the course of one year and expire ten years from the grant date. The options were granted in order to recognize the service of such independent directors on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

On September 22, 2009, the non-independent directors of the Board (Tom Wegman, Toby Wegman and Dr. Mark Wegman) made a one time grant of options to purchase 15,000 shares of Common Stock to the Company’s other independent director, Dr. Matthew Geller, at an exercise price of $30.79 per share (100% of the closing sales price of the Common Stock on the grant date), which vest over the course of one year and expire ten years from the grant date. The options were granted in order to recognize the service of Dr. Geller on the Board’s Audit Committee and for serving as the Audit Committee Financial Expert of the Company.

Current Director Compensation Arrangements

In June of 2009, the Company decided that it would no longer compensate its directors for Board, as compared to Committee, service. As a result of this decision, the Company has decreased the number of annual option grants to its directors by fifty percent (50%), from 30,000 option grants per director to 15,000 option grants per director.

As of the date of this filing (and since March 2, 2007), our non-employee directors who serve on Board Committees are compensated by an annual grant of options to purchase 15,000 shares of Common Stock, which vest 1/12 per month until fully vested. The annual grant date for (i) three of our independent directors, Henry Morgan, Dr. Paul Gitman and Michael Schamroth, is September 6 (and if such date is a weekend or holiday, the first business day thereafter), (ii) Dr. Mark Wegman is June 25, and (iii) our other independent director and the Company’s Audit Committee Financial Expert, Dr. Matthew Geller, is September 22. The options are granted at a price equal to the fair market value of the stock on the grant date and expire ten years from the grant date.

Additionally, on April 23, 2009, the non-independent members of the Board (Tom Wegman, Toby Wegman and Dr. Mark Wegman) authorized an annual cash payment of $20,000, to be paid annually on the date of the annual option grant for each independent director, as compensation for service on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee in the case of each of Henry Morgan, Michael Schamroth and Dr. Paul Gitman, and as compensation for service on the Audit Committee and as the Audit Committee Financial Expert of the Company in the case of Dr. Matthew Geller.

Lastly, the Company reimburses all of our directors for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and Committee meetings.

Change of Control Agreements for Independent Directors

On June 18, 2007, the Company entered into Change of Control Agreements with its directors, Dr. Paul Gitman, Henry Morgan and Michael Schamroth, and on October 1, 2008, the Company entered into a Change of Control Agreement with its director, Dr. Matthew Geller (each a “Director Change of Control Agreement”). Pursuant to the terms of the Director Change of Control Agreement, in the event that the director’s service on the Board of Directors of the Company is terminated pursuant to a transaction resulting in a Change of Control, as defined below, then (A) 100% of any options to purchase shares of Common Stock then held by the Director, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination and (B) if, on the date immediately preceding the effective date of such termination, the Director then holds shares of Common Stock that are subject to restrictions on transfer issued to the Director in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

Under the Director Change of Control Agreement, a “Change of Control” shall mean the occurrence of any one of the following:

  the acquisition by any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended), other than the Company or its affiliates, from any party of an amount of the capital stock of the Company, so that such person holds or controls 40% or more of the Company’s capital stock; or

  a merger or similar combination between the Company and another entity after which 40% or more of the voting stock of the surviving corporation is held by persons other than the Company or its affiliates; or

  a merger or similar combination (other than with the Company) in which the Company is not the surviving corporation; or

  the sale of all or substantially all of the Company’s assets or business.

A copy of the Director Change of Control Agreement entered into by directors Dr. Paul Gitman, Henry Morgan and Michael Schamroth was filed as an exhibit to Form 8-K with the SEC on June 22, 2007 and a copy of the Director Change of Control Agreement entered into by director Dr. Matthew Geller was filed as an exhibit to Form 10-K with the SEC on March 31, 2009. The foregoing descriptions of the Director Change of Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Common Stock beneficially owned as of the close of business on the Record Date, April 19, 2010, by (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each executive officer, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 19, 2010 are considered outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

Name and Address of	Number of Shares	Percentage(1)
Beneficial Owner	Beneficially Owned

5% or Greater Stockholders:

Estate of Edwin H. Wegman	1,155,179(2)	18.4%
Co-executor Toby Wegman
Co-executor Thomas L. Wegman
35 Wilbur Street
Lynbrook, New York 11563

RA Capital Management, LLC	626,462(3)	10.0%
RA Capital Healthcare Fund, L.P.
Peter Kolchinsky
20 Park Plaza
Suite 905
Boston, MA 02116

Jeffrey K. Vogel	519,159(4)	8.3%
1 Meadow Drive
Lawrence, NY 11559

Apis Capital, LP	333,385(5)	5.3%
Apis Capital (QP), LP
Apis Global Deep Value, LP
Apis Capital Advisors, LLC
Stephen A. Werber, Jr.
Daniel J. Barker
53 Forest Avenue
Suite 103
Old Greenwich, CT 06870
Apis Offshore Capital, Ltd.
Apis Global Deep Value Offshore, Ltd.
c/o dms Corporate Services Ltd.
Ansbacher House
20 Genesis Close, George Town
PO Box 1344
Grand Cayman KY1-1108
Cayman Islands

Name and Address of	Number of Shares	Percentage(1)
Beneficial Owner	Beneficially Owned

Ayer Capital Management, LP	315,800	5.0%
230 California
Suite 600
San Francisco, CA 94111

Directors and Named Executive Officers

Thomas L. Wegman, President and Director	1,642,459(6)	26.2%
35 Wilbur Street
Lynbrook, New York 11563

Toby Wegman, Director	1,185,179(7)	18.9%
35 Wilbur Street
Lynbrook, New York 11563

Dr. Paul Gitman, Director	196,675(8)	3.1%
35 Wilbur Street
Lynbrook, New York 11563

Henry Morgan, Director	192,443(9)	3.0%
35 Wilbur Street
Lynbrook, New York 11563

Michael Schamroth, Director	125,250(10)	2.0%
35 Wilbur Street
Lynbrook, New York 11563

Dr. Mark Wegman, Director	107,680(11)	1.7%
35 Wilbur Street
Lynbrook, New York 11563

Dr. Matthew Geller, Director	40,000(12)	0.6%
35 Wilbur Street
Lynbrook, New York 11563

All Executive Officers and Directors as a Group (7 persons)	2,308,171(13)	36.8%

(1)	Based on 6,264,551 shares of our Common Stock outstanding as of April 19, 2010 pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(2)

Includes 1,155,179 shares of Common Stock owned by The S.J. Wegman Company, a partnership of which Edwin H. Wegman was the sole general partner. Upon his death on February 16, 2007, The S.J. Wegman Company was legally dissolved. It is our understanding that the shares of Common Stock held in the name of The S.J. Wegman Company will be transferred to the Estate of Edwin H. Wegman. The shares of Common Stock beneficially owned by the Estate of Edwin H. Wegman are included in the number disclosed in this chart for Toby Wegman and Thomas L. Wegman, the co-executors of the Estate of Edwin H. Wegman. As disclosed in their respective footnotes, the shares of Common Stock owned by the Estate of Edwin H. Wegman are indirectly held by each of the co-executors.

(3)

Includes (i) 523,808 shares of Common Stock held by RA Capital Healthcare Fund, L.P. (“Fund”) and (ii) 102,654 shares of Common Stock held by Blackwell Partners, LLC (“Blackwell”). RA Capital Management LLC (“Capital”) is the general partner of the Fund and the investment adviser of Blackwell. Peter Kolchinsky is the sole manager of Capital. Each of the reporting persons disclaims beneficial ownership of any of these shares of Common Stock, except to the extent of his or its pecuniary interest thererin. The foregoing information is based on the reporting persons’ Section 16 filings with the SEC and the reporting persons’ 5% Stockholder questionnaire provided to the Company.

(4)

Includes (i) 215,319 shares of Common Stock held directly by Jeffrey K. Vogel, the sole stockholder and President of Bio Management Inc., which is the sole general partner of Bio Partners LP, (ii) 295,312 shares of Common Stock held directly by Bio Partners LP and (iii) 8,528 shares of Common Stock held by a family partnership, of which Jeffrey K. Vogel holds a 25% interest. The foregoing information is based on the reporting person’s Section 16 filings with the SEC and the reporting person’s 5% Stockholder questionnaire provided to the Company.

(5)

Includes (i) 33,683 shares of Common Stock directly owned by Apis Capital, LP, a Delaware limited partnership (“Apis Capital”), (ii) 43,243 shares of Common Stock directly owned by Apis Capital (QP), LP, a Delaware limited partnership (“Apis QP”), (iii) 141,089 shares of Common Stock directly owned by Apis Capital Offshore, Ltd., a Cayman Islands exempted company (“Apis Offshore”), (iv) 43,889 shares of Common Stock directly owned by Apis Global Deep Value, LP, a Delaware limited partnership (“Apis Deep Value”), (v) 67,353 shares of Common Stock directly owned by Apis Global Deep Value Offshore, Ltd., a Cayman Islands exempted company (“Apis Deep Value Offshore”, and together with Apis Capital, Apis QP, Apis Offshore and Apis Deep Value, the “Funds”), and (vi) 4,128 shares of Common Stock directly owned by Daniel J. Baker. Apis Capital Advisors, LLC, a Delaware limited liability company (the “Investment Manager”), as the general partner and/or investment manager of the Funds, and Steven A. Werber, Jr. and Daniel J. Barker, as the Managing Members of the Investment Manager and the Portfolio Managers of the Funds, share voting and dispositive power with respect to all of the shares of Common Stock directly owned by the Funds. The eight reporting persons filed a joint statement on Schedule 13G in accordance with Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on February 12, 2010. The foregoing information is based solely on the reporting persons’ Section 16 filings with the SEC.

(6)

Includes (i) 340,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 19, 2010, (ii) indirect ownership of 7,300 shares of Common Stock jointly held by Thomas L. Wegman’s wife and child, (iii) indirect ownership of 1,155,179 shares of Common Stock beneficially owned by the Estate of Edwin H. Wegman and (iv) indirect ownership of 26,336 shares of Common Stock beneficially owned by the Estate of Bernice Wegman. Excludes 50,000 options, which are contingent and are currently not exercisable. Thomas L. Wegman is the son of Edwin H. Wegman, the brother of Dr. Mark Wegman and stepson to Toby Wegman. He is also the co-executor of the Estate of Edwin H. Wegman and the co-executor of the Estate of Bernice Wegman.

(7)

Includes (i) 30,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 19, 2010 and (ii) indirect ownership of 1,155,179 shares of Common Stock beneficially owned by the Estate of Edwin H. Wegman. Toby Wegman is the widow of Edwin H. Wegman and the stepmother of Dr. Mark Wegman and Thomas L. Wegman. She is also the co-executor of the Estate of Edwin H. Wegman.

(8)	Includes 160,675 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 19, 2010.

(9)	Includes 160,675 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 19, 2010.

(10)	Includes 105,250 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 19, 2010.

(11)

Includes (i) 28,750 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 19, 2010, (ii) 52,594 shares of Common Stock held jointly by Dr. Mark Wegman and his wife and (iii) indirect ownership of 26,336 shares of Common Stock beneficially owned by the Estate of Bernice Wegman. Dr Mark Wegman is the co-executor of the Estate of Bernice Wegman.

(12)	Includes 10,000 shares of Common Stock subject to stock options that are currently exercisable or exercisable within 60 days of April 19, 2010.

(13)

For purposes of clarification, each of the 1,155,179 shares of Common Stock owned by the Estate of Edwin H. Wegman (and indirectly owned by Toby Wegman and Thomas L. Wegman, the co- executors of the Estate of Edwin H. Wegman) and the 26,336 shares of Common Stock owned by the Estate of Bernice Wegman (and indirectly owned by Thomas L. Wegman and Dr. Mark Wegman, the co-executors of the Estate of Bernice Wegman) have only been counted one time in calculating the number of shares of Common Stock beneficially owned by all officers and directors.

BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

The Board does not have a Chairman. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer of the Company and Chairman and, in the event such person does serve in such a dual capacity, whether a lead independent director should be designated by the Board for Board leadership purposes. At the present time, the Board does not believe that such a policy is necessary because it believes that the current Board membership, together with the Company’s management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for the Company based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting the Company at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of the Company’s management.

Risk Oversight

Generally, the Board, in its advisory capacity, and the Company’s management, regularly review the Company’s strategic plan which includes, among other things, the various business, financial and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, the Board, in the Company’s Corporate Governance Guidelines, dated December 3, 2009, is charged with assessing major risks facing the Company and reviewing options to mitigate such risks.

Additionally, the Board has delegated certain risk oversight responsibilities to its Committees. For example, the Audit Committee, in accordance with the Amended and Restated Audit Committee Charter, adopted on December 4, 2006 and revised on June 17, 2009 and December 3, 2009, respectively (the “Audit Committee Charter”), and whose activities are more fully described below, is required to regularly review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Additionally, the Nominating and Corporate Governance Committee, pursuant to the Nominating and Corporate Governance Charter adopted April 7, 2008 and revised June 17, 2009 (the “Nominating and Corporate Governance Committee Charter”) and whose activities are more fully described below, is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate. The Compensation Committee, in accordance with the Compensation Committee Charter adopted on December 4, 2009 and revised on June 17, 2009 (the “Compensation Committee Charter”) and whose activities are more fully described below, considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company’s employees. The Intellectual Property Committee, in accordance with the Intellectual Property Committee Charter adopted on March 2, 2010 (the “IP Committee Charter”), considers risks related to the Company’s intellectual property strategy, which includes, among other things, the Company’s intellectual property development, maintenance, licensing, litigation, prosecution and protection strategies. All Board Committees are required, pursuant to their respective Charters, to regularly report to the Board.

Board Meetings

The Board met five times during the calendar year ended December 31, 2009. All Board members were present, either in person or telephonically, at all meetings. Additionally, all Board members attended our 2009 Annual Meeting, held on June 17, 2009.

Committees and Committee Meetings

As noted above, the Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Additionally, in June of 2009, the Board established an Intellectual Property Committee and, like the Board’s other Committees, the Intellectual Property Committee is required to regularly report to the Board. The members of each Committee are appointed by our Board. From time to time, the Board may establish other committees.

Audit Committee and Audit Committee Financial Expert

The Audit Committee is comprised of our independent directors, Dr. Paul Gitman, Henry Morgan, Michael Schamroth, and Dr. Matthew Geller. Dr. Gitman serves as the Chair of the Audit Committee and Dr. Geller serves as the Audit Committee Financial Expert. Our Board has determined that each of Drs. Gitman and Geller and Messrs. Morgan and Schamroth is independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15) as adopted by The Nasdaq Stock Market LLC (“Nasdaq”) as well as the enhanced independence standards contained in Nasdaq Rule 4350(d) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, that relate specifically to members of audit committees. Our Board has also determined that Dr. Geller qualifies as an “audit committee financial expert" within the meaning of the SEC’s rules and regulations.

As noted above, the Audit Committee is governed by an Audit Committee Charter. A copy of the Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Audit Committee’s other responsibilities include: selecting our independent registered public accounting firm, reviewing with the Company’s independent auditors the results of their audits, reviewing with the independent accountants and management our financial reporting and operating controls and the scope of audits, reviewing our budgets and making recommendations concerning our financial reporting, accounting practices and policies and financial, accounting and operating controls and safeguards and reviewing matters relating to the relationship between the Company and our auditors, including the selection of and engagement fee for the independent registered public accounting firm.

The Audit Committee met seven times during 2009. Dr. Matthew Geller did not attend two of these meetings.

Compensation Committee

The Compensation Committee is comprised of three of our independent directors, Michael Schamroth, Dr. Paul Gitman and Henry Morgan. Mr. Morgan serves as the Chair of the Compensation Committee. The Compensation Committee is governed by a Compensation Committee Charter. A copy of the Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Compensation Committee’s other responsibilities include: reviewing and recommending approval of the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers, overseeing the evaluation of the Company’s senior executives, reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans, and administering our stock option plans. The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

The Compensation Committee met three times during 2009.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of three of our independent directors, Michael Schamroth, Dr. Paul Gitman and Henry Morgan. Mr. Schamroth serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by a Nominating and Corporate Governance Committee Charter. A copy of the Charter is available on our website at www.biospecifics.com under “Investor Relations - Corporate Governance.” In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee’s other responsibilities include: identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual meetings of Stockholders, recommending to the Board nominees for each committee of the Board, developing and recommending to the Board corporate governance principles applicable to the Company and leading the Board in its annual review of the Board’s performance.

The Nominating and Corporate Governance Committee may receive from Stockholders and others recommendations for nominees for election to the Board, and recommend to the Board candidates for Board membership for consideration by the Stockholders at the annual meeting of Stockholders and candidates for election to the Board at intervals between annual meetings. In recommending candidates to the Board, the Committee shall take into consideration the Board’s criteria for selecting new directors, including but not limited to integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any Board candidate. In order for the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability.

The Nominating and Corporate Governance Committee met three times during 2009.

Family Relationships

Edwin H. Wegman, our former Chairman and CEO, was (i) the father of Thomas L. Wegman, a current director and our current President, (ii) the father of Dr. Mark Wegman, a current director, and (iii) the husband of Toby Wegman, a current director.

Code of Business Conduct and Ethics

The Company’s Amended and Restated Code of Business Conduct and Ethics (“Code of Ethics”) applies to, among other persons, members of our Board, our officers, contractors, consultants and advisors. A copy of our Code of Ethics is available on our website at www.biospecifics.com under “Investors—Corporate Governance.” We intend to post on our website disclosures that are required by applicable law, SEC rules or Nasdaq listing standards concerning any amendment to, or waiver from, our Code of Ethics.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference therein.

The Audit Committee of our Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company’s financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. Tabriztchi & Co., CPA, P.C., the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of Tabriztchi & Co., CPA, P.C. as of and for the year ended December 31, 2009 with the Company’s management and the independent registered public accounting firm. To ensure independence, the Audit Committee met separately with Tabriztchi & Co., CPA, P.C. and members of the Company’s management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. Finally, in accordance with the Sarbanes Oxley Act of 2002, Section 404, the Audit Committee has received a positive attestation and report from Tabriztchi & Co., CPA, P.C. regarding the Company’s internal financial reporting controls.

Based on the reviews and discussions described above, the Audit Committee has recommended to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

/s/ The Audit Committee

Dr. Paul Gitman
Henry Morgan
Michael Schamroth
Dr. Matthew Geller

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent of our shares of Common Stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us for the fiscal year ended December 31, 2009, we have determined as follows: Thomas L. Wegman was a few days late in filing two transactions on Form 4, and each of Dr. Paul Gitman, Henry Morgan, Michael Schamroth, the Estate of Edwin H. Wegman and Toby Wegman was a few days late in filing one transaction on Form 4.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

The Company and its subsidiary, Advance-Biofactures Corp. (collectively, the “Tenant”), on the one-hand, and Wilbur St. Corp. (“WSC”), on the other hand, entered into a Lease Modification Agreement dated as of June 22, 2009 and effective as of June 24, 2009 (the “LMA”). Pursuant to the LMA, the Tenant and WSC ratified prior lease agreements between the parties, subject to the modifications set forth in the LMA (collectively, the “Lease Agreement”), including, but not limited to, the reduction in the annual rental price of the premises located at 35 Wilbur Street, Lynbrook, NY 11563 (the “Premises”) from $150,000 to $135,000, effective as of the LMA effective date until the expiration of the Lease Agreement on June 30, 2010.

Until the death of Edwin H. Wegman, our former Chairman and CEO, The S.J. Wegman Company owned WSC, which has leased to us the Premises as a manufacturing facility and administrative headquarters for over 30 years. Edwin H. Wegman was the President of WSC and the sole general partner of The S.J. Wegman Company, a limited partnership. Upon his death on February 16, 2007, The S.J. Wegman Company was legally dissolved. His death had no effect on the legal existence of WSC. It is our understanding that WSC is currently owned by the Estate of Edwin H. Wegman. Thomas L. Wegman is a member of the Board, the Company’s President, the senior most officer of WSC, the son of Edwin H. Wegman and a co-executor of the Estate of Edwin H. Wegman. Toby Wegman is the widow of Edwin H. Wegman, a member of the Board and a co-executor of the Estate of Edwin H. Wegman. Dr. Mark Wegman is the son of Edwin H. Wegman and a member of the Board.

Board Determination of Director Independence

Our securities are listed on the Nasdaq Global Market and we use the standards of “independence” prescribed by rules set forth by Nasdaq. We have determined that our directors, Henry Morgan, Dr. Paul Gitman, Michael Schamroth and Dr. Matthew Geller, all four of who serve as the sole members of our Audit Committee, and three of who (Henry Morgan, Dr. Paul Gitman and Michael Schamroth) serve as the sole members of the Compensation Committee and Nominating and Corporate Governance Committee, qualify as “independent” under the Nasdaq rules but that our remaining three directors, Thomas L. Wegman, Toby Wegman and Dr. Mark Wegman, do not qualify as “independent” under such rules. The Nasdaq rules include a series of objective tests that would not allow a director to be considered independent if the director had certain employment, business or family relationships with the Company. The Nasdaq independence definition includes a requirement that the Board also review the relationship of each independent director to the Company on a subjective basis. In accordance with that review, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers and monitors their performance. Members of the Board are kept informed of the Company’s business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports.

The Board is divided into three classes with only one class of directors being elected in each year. The term of office of the first class of directors, presently consisting of Thomas L. Wegman, Dr. Paul Gitman and Dr. Matthew Geller, is scheduled to expire at the annual meeting for the year 2012; the term of office of the second class of directors, presently consisting of Henry Morgan and Michael Schamroth, is scheduled to expire on the date of the 2010 Annual Meeting; and the third class of directors, consisting of Toby Wegman and Dr. Mark Wegman, will expire at the annual meeting for the year 2011. All directors will hold office for a term of three years or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified.

The individuals who have been nominated for election to the Board at the 2010 Annual Meeting are set forth below. If, as a result of circumstances not now known or foreseen, any of the nominees are unavailable to serve as a nominee for the office of director at the time of the 2010 Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. The two nominees for election as directors are uncontested.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

NOMINEES

The names, positions with the Company and ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Henry Morgan	89	Director	1990
Michael Schamroth	69	Director	2004

For information as to the shares of the Common Stock held by each of our nominees, see “Securities Ownership of Certain Beneficial Owners and Management,” above and for biographical summaries for each of our director nominees, see “Directors and Executive Officers,” above.

There are no arrangements or understandings between the nominees, directors or executive officers and any other person pursuant to which our nominees, directors or executive officers have been selected for their respective positions.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Tabriztchi & Co., CPA, P.C. (“Tabriztchi”) to serve as the independent registered public accounting firm of the Company for the 2010 fiscal year. Our financial statements for the 2009 and 2008 fiscal years were audited and reported upon by Tabriztchi.

We are asking our Stockholders to ratify the selection of Tabriztchi as our independent registered accounting firm for the 2010 fiscal year. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Tabriztchi to our Stockholders for ratification as a matter of good corporate practice. In the event our Stockholders fail to ratify the appointment, the Audit Committee may reconsider the appointment. Even if the appointment is ratified by our Stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the 2010 fiscal year if it determines that such change would be in the best interest of the Company and our Stockholders.

A representative of Tabriztchi will be present at the 2010 Annual Meeting either in person or by telephone. Such representative will have an opportunity to make a statement and, to the extent such representative desires to do so, respond to appropriate questions regarding the audited financial statements for the 2009 fiscal year.

The Board of Directors recommends a vote FOR ratification.

Fees

The following is a summary of the fees billed to the Company by Tabriztchi for professional services rendered for the fiscal years ended December 31, 2009 and 2008, respectively:

	2009	2008
Audit fees(1)	$66,900	$53,413
Audit-related fees(2)	4,300	-
Tax fees(3)	-	10,238
All other fees(4)	-	31,963

(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees billed for review of SEC comment letter and attendance at additional Audit Committee meetings during 2009.
(3)	Consists of tax work for 2007 and 2006 of $10,238 performed in 2008.
(4)	Consists of audit fees billed for professional services rendered by our principal accountants for the re-audit of our 2003 annual consolidated financial statements of $31,963 performed in 2008.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. These policies generally provide that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next twelve (12) months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF
INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF THE COMPANY’S
AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 20,000,000

On March 2, 2010, the Board, at a regularly scheduled meeting, determined that it is in the best interest of the Company and the Stockholders to amend the Company’s Certificate of Incorporation, as amended, to increase the number of the Company’s authorized shares of Common Stock from 10,000,000 to 20,000,000.

Approval of the Amendment will result in the Company having sufficient authorized share capital to, among other things, effectuate a two-for-one forward stock split, in the form of a dividend, pursuant to which each holder of Common Stock of the Company as of the forward stock split record date (the “Split Record Date”) will receive an additional share of the Company’s Common Stock for each share of Common Stock held by such Stockholder as of the Split Record Date (the “Forward Stock Split”). The Board believes that the Forward Stock Split may increase liquidity for the Company’s Stockholders by reducing the market price for the Company’s Common Stock to a range that would be more attractive to investors which could, in turn, increase the trading volume for the Company’s Common Stock.

Additionally, approval of the Amendment will provide the Company with flexibility in the future to issue shares of our Common Stock, otherwise not issued in connection with the Forward Stock Split, for general corporate purposes deemed necessary by the Board. The Company, however, currently has no plans for any such future issuances, other than the Forward Stock Split.

The Stock Option Plans governing the Company’s issued and outstanding options provide that, following a stock split, the number of shares to be issued upon exercise of the options will be adjusted accordingly. Consequently, each option holder will, following the Forward Stock Split, be entitled to receive upon exercise two shares of Common Stock instead of one share of Common Stock. In addition, the limit on the number of stock options established in the Company’s 2001 Stock Option Plan will, following the Forward Stock Split, be increased from 2,050,000 to 4,100,000 shares of Common Stock.

Effects of Amendment

The additional shares of Common Stock issued pursuant to the Forward Stock Split would have the same rights, preferences and privileges as the shares of Common Stock now issued. As such, neither the Amendment nor the Forward Stock Split will dilute the voting power or economic value of the issued and outstanding shares of the Company’s Common Stock as of the Split Record Date. However, any issuance of additional shares of Common Stock, other than with respect to the Forward Stock Split, would increase the number of outstanding shares of Common Stock and (unless such issuance was pro rata among existing Stockholders) the percentage ownership of existing Stockholders would be diluted accordingly.

The Forward Stock Split will be a tax free event for our Stockholders.

The Board does not consider the Amendment as an anti-takeover measure and the Board does not currently contemplate recommending the adoption of any other measure that could be construed as an anti-takeover measure.

Concurrently with the effectuation of the Forward Stock Split and for purposes of ensuring that all of the shares of Common Stock issued pursuant to the Forward Stock Split are fully paid and non-assessable, the Company will adjust its financial statements in order to allocate funds to its paid up share capital equal in value to the aggregate par value of the shares of Common Stock issued pursuant to the Forward Stock Split.

The proposed increase in the authorized shares of Common Stock would become effective immediately upon the filing of the Amendment with the office of the Secretary of State of the State of Delaware. We expect to file the Amendment promptly upon approval by the Stockholders.

The Board recommends a vote FOR an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of the Company’s authorized shares of Common Stock from 10,000,000 to 20,000,000.

STOCKHOLDER COMMUNICATIONS

The Company has a process for Stockholders who wish to communicate with the Board. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be received by Thomas L. Wegman, President of the Company, and will be presented to the Board.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, any Stockholder desiring to include a proposal in our proxy statement with respect to the 2011 annual meeting should arrange for such proposal to be delivered to us at our principal place of business no later than December 29, 2010 in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Securities Exchange Act of 1934, as amended, the rules and regulations of the SEC and other laws and regulations to which interested persons should refer.

In addition, pursuant to our bylaws, any Stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at the 2011 annual meeting of Stockholders must submit a notice of the proposal including the information required by our bylaws to us between February 17, 2011 and March 19, 2011 or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2011 annual meeting of Stockholders is not held on Friday, June 17, 2011, under our bylaws, this notice must be provided not earlier than the 120th day prior to the 2011 annual meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2011 annual meeting or (b) the fifth day following the date on which notice of the date of the 2011 annual meeting is first mailed to Stockholders or otherwise publicly disclosed, whichever first occurs. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC and our bylaws will not be included. The submission of a Stockholder proposal does not guarantee that it will be included in the proxy statement.

All such proposals and notices should be directed to the Thomas L. Wegman, our President, at 35 Wilbur Street, Lynbrook, New York 11563.

OTHER MATTERS

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the 2010 Annual Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy Card in accordance with their judgment on such matters.

April 30, 2010	By Order of the Board of Directors

/s/ Thomas L. Wegman
Thomas L. Wegman, President

APPENDIX

BIOSPECIFICS TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning this Proxy Card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

The undersigned stockholder of BioSpecifics Technologies Corp., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 2010, and hereby constitutes and appoints Thomas L. Wegman and Carl A. Valenstein, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2010 Annual Meeting of Stockholders to be held on June 17, 2010, and at any adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below: [ ]

Henry Morgan – Second Class – Term expires at 2013 Annual Meeting of Stockholders

Michael Schamroth – Second Class – Term expires at 2013 Annual Meeting of Stockholders

Withhold authority for the following:

	[ ]	Henry Morgan

	[ ]	Michael Schamroth

2.	Approve the ratification of the selection of Tabriztchi & Co., CPA, P.C. as the Company’s independent registered public accounting firm for the 2010 fiscal year.

3.	Approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of the Company’s authorized shares of Common Stock from 10,000,000 to 20,000,000.

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2010 Annual Meeting, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 20,000,000. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 30, 2010 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of 2010 Annual Meeting of Stockholders and the Proxy Statement dated April 30, 2010, and the 2009 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Name
Name (if joint)
Date _____________, 2010
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Proxy Card and our 2009 Annual Report on Form 10-K are available at http://otccorporatetransferservice.com/proxy_docs.